UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, we entered into a Loan and Security Agreement (as amended, the “Agreement”) with Oxford Finance LLC (“Oxford”), as collateral agent and a lender, and Silicon Valley Bank (“SVB”), as a lender, on August 22, 2014, providing for two separate term loans in an aggregate principal amount of $16.0 million. We previously borrowed the initial term loan in the principal amount of $11.0 million on August 22, 2014.

On March 28, 2016, we borrowed the remaining $5.0 million available under the Agreement (the “Term B Loan”).

The Term B Loan bears interest at a fixed rate of 8.75% per annum, to be repaid in substantially even monthly payments of principal and interest over the course of 30 months beginning April 1, 2016. The Term B Loan also requires an additional final fee payment of $237,500 to be paid on September 1, 2018. Upon the occurrence of certain events, including but not limited to the failure by us to satisfy our payment obligations under the Agreement, the breach of certain of our other covenants under the Agreement, and the occurrence of a material adverse change, Oxford, in its capacity as the collateral agent (the “Agent”), will have the right, among other remedies, to declare all principal and interest immediately due and payable, and will have the right to receive a final payment fee and, if the payment of principal and interest is due prior to maturity, a prepayment fee. The Agent also will have the right, among other remedies, to foreclose upon and/or sell or otherwise liquidate our personal property upon the occurrence of certain events.

A summary of the material terms of the Agreement is included in our Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Loan and Security Agreement with Oxford Finance, LLC and Silicon Valley Bank” and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Term B Loan, on March 28, 2016 we issued to Oxford a warrant to purchase 45,307 shares of our Common Stock at an exercise price of $2.759 per share. In connection with the Term B Loan, and pursuant to the terms of the warrant issued by us to SVB, dated August 22, 2014 (the “SVB Warrant”), on March 28, 2016, the number of shares of our Common Stock that may be purchased pursuant to the SVB Warrant at an exercise price of $23.51 per share increased automatically by 5,317 shares of our Common Stock. Both the Oxford Warrant and SVB Warrant may be exercised on a cashless basis at the option of the holder. The Oxford Warrant has an expiration date of March 28, 2026, and the SVB Warrant has an expiration date of August 22, 2024.

We offered the foregoing warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The recipients acquired the warrants for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the warrants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Common Stock Warrant issued by HTG Molecular Diagnostics, Inc. to Oxford Finance LLC, dated March 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: March 31, 2016	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Common Stock Warrant issued by HTG Molecular Diagnostics, Inc. to Oxford Finance LLC, dated March 28, 2016